UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 21, 2014

(Date of earliest event reported)

GTT COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35965	20-2096338
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8484 Westpark Drive

Suite 720

McLean, Virginia 22102

(Address of principal executive offices)(Zip Code)

(703) 442-5500

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01	Entry into a Material Definitive Agreement

On May 21, 2014, GTT Communications, Inc. p. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with William Blair & Company, L.L.C., as representative (the “Representative”) of the several underwriters (“Underwriters”) named in the Underwriting Agreement, pursuant to which the Representative agreed to act as lead underwriter in a public offering of 3,450,000 shares (the “Shares”) of the Company’s Common Stock, which includes 450,000 shares subject to an overallotment option that was exercised in full by the Underwriters. The Shares are being offered by the Company pursuant to a shelf registration statement on Form S-3 which was declared effective by the Securities and Exchange Commission on May 1, 2014 (File No. 333- 194972) and an applicable prospectus supplement (the “Offering”). The Underwriting Agreement contains representations and warranties and covenants relating to the Offering.

Pursuant to the Underwriting Agreement, the Company agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments which the Underwriters or such other indemnified parties may be required to make in respect of any such liabilities.

The opinion of Kelley Drye & Warren LLP regarding the validity of the Shares sold in the Offering is attached hereto as Exhibit 5.1.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to and incorporates herein by reference the full text of the Underwriting Agreement, which is attached hereto as Exhibit 1.1.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of May 21, 2014.

5.1	Opinion of Kelley Drye & Warren LLP.

23.1	Consent of Kelley Drye & Warren LLP (contained in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GTT COMMUNICATIONS, INC.

Dated: May 23, 2014	By:	/s/ Michael R. Bauer
Michael R. Bauer
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated as of May 21, 2014.

5.1	Opinion of Kelley Drye & Warren LLP.

23.1	Consent of Kelley Drye & Warren LLP (contained in Exhibit 5.1).